Exhibit 10.2

Execution Version

CONSENT, WAIVER AND SECOND AMENDMENT TO EIGHTH AMENDED AND RESTATED
INVENTORY FINANCING AGREEMENT
THIS CONSENT, WAIVER AND SECOND AMENDMENT TO EIGHTH AMENDED AND RESTATED INVENTORY FINANCING AGREEMENT (this “Amendment”) dated as of November 13, 2024, is made to, and in connection with, that certain EIGHTH AMENDED AND RESTATED INVENTORY FINANCING AGREEMENT dated as of November 14, 2023, among WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC (“CDF”) as Agent (in such capacity as agent, the “Agent”) for the several financial institutions that may from time to time become party thereto (collectively, “Lenders” and individually, each a “Lender”) and Dealers that may from time to time become party thereto (collectively, “Dealers” and individually, each a “Dealer”) (as amended, restated, amended and restated, supplemented or otherwise modified, the “IFA”). All capitalized terms not otherwise defined in this Amendment shall have the respective meanings assigned to them in the IFA.
Recitals
A.    Parent has informed CDF that Parent has caused or is causing to be formed the following wholly owned Subsidiaries of Parent: (i) One Water Workforce Solutions, LLC, a Delaware limited liability company (“Workforce Solutions”), and (ii) One Water Brands Workforce Solutions, LLC, a Delaware limited liability company (“Brands”, together with Workforce Solutions, the “New Entities”; and such formation of the New Entities collectively referred to as the “Formation”).

B.    Pursuant to Section 7(c) and Section 7(d)(i) of that certain Seventh Amended and Restated Collateralized Guaranty (as amended, restated, amended and restated, supplemented or otherwise modified, from time to time, the “Parent Guaranty”), dated November 14, 2023, made by One Water Assets & Operations, LLC, a Delaware limited liability company (“Parent”), in favor of Agent for the benefit of the Lenders, the Formation requires Agent’s prior written consent. Parent has requested that Agent consent to the Formation, and Agent has agreed to consent to the Formation subject to the terms and conditions of this Amendment.

C.    Certain “Events of Default” (as defined in the Credit Facility Agreement) have occurred under the Credit Facility Agreement thereby resulting in an Event of Default under Section 13(p) of the IFA (the “Credit Facility Defaults”).

D.    The Dealers permitted (i) the Funded Debt to EBITDA Ratio of PubCo and its Subsidiaries, on a consolidated basis, to be greater than 3.00:1.00 for the fiscal quarter ended September 30, 2024, in breach of Section 7(e)(i) of the IFA, and (ii) the Fixed Charge Coverage Ratio of PubCo and its Subsidiaries, on a consolidated basis, to be less than 1.05:1.00 for the fiscal quarter ended September 30, 2024, in beach of Section 7(e)(ii) of the IFA, in each case resulting in a Default under Section 13(b) of the IFA (collectively, the “IFA Defaults”, and together with the Credit Facility Defaults, the “Existing Defaults”). Dealers have requested that Agent waive the Existing Defaults, and Agent has agreed to waive the Existing Defaults subject to the terms and conditions of this Amendment.

E.    Agent and Dealers desire to amend the IFA as set forth herein, and Agent and Required Lenders, whose consent Agent has received to the extent required for the amendments and waivers contained herein, are willing to amend the terms of the IFA and grant certain waivers as set forth in, and subject to the terms and conditions of, this Amendment.

Agreement
    NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein and in the IFA and the Parent Guaranty, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Consent. Upon the terms and conditions set forth herein, effective as of June 26, 2024, Agent hereby consents to the Formation. This consent shall only be effective in this specific instance with respect to the Formation set forth above. This consent shall not entitle Parent to any other or further consents, waivers or extensions in any similar or other circumstances. In no event shall this consent be deemed to be a waiver of Agent’s or any Lender’s rights with respect to any breach, default or Default which exists or might exist at any time under any Loan Document, the Parent Guaranty or any other document related thereto, whether or not known to Agent or any Lender and whether or not existing on the date of this Amendment.
2.    Waiver. Upon the terms and subject to the conditions set forth in this Amendment, Agent hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and only with respect to the Existing Defaults, and this waiver shall not entitle Dealers or Guarantors to any other or further waiver in any similar or other circumstances. In no event shall the waiver contained in this Section 2 be deemed to be a waiver of Agent’s or any Lender’s rights with respect to any breach, default or Default which exists or might exist at any time under the IFA or any other Loan Document (other than the Existing Defaults as set forth in this Section 2), whether or not known to Agent or any Lender and whether or not existing on the date of this Amendment.
3.    Amendments to IFA.
a.    Schedule 1 of the IFA is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.
b.    Schedule 3 of the IFA is hereby deleted in its entirety and replaced with the Schedule 3 attached hereto.
c.    In Section 1 of the IFA, the defined terms “Discretionary Aggregate Allocation Increase”, “Streamlined Conditions Acquisition”, and “Streamlined Conditions Aggregate Threshold” are hereby deleted.
d.    Section 1 of the IFA is hereby amended to add the following defined terms in proper alphabetical order:
““Cash Flow Forecast” shall mean a 13-week cash flow forecast (including both balance sheet cash and cash on hand) for PubCo and its Subsidiaries on a consolidated basis together with (A) all supporting assumptions and underlying schedules for PubCo and its Subsidiaries on a consolidated basis and (B) a variance report comparing the actual results that have elapsed since the prior forecast to the forecasted results for such period as set forth in the immediately preceding cash flow forecast delivered pursuant to Section 9(i) hereof, in each case in form and detail reasonably satisfactory to the Agent.”

““Liquidity”” shall mean, as of any date of determination, the sum of (a) unrestricted cash and Permitted Investments of PubCo on a consolidated basis as of such date, (b) the unused and available portion of the revolving credit facility evidenced by the Credit Facility Agreement, and (c) the available portion of the Borrowing Base (as defined in the Used PTL).”
““Master Agreement” shall have the meaning set forth in the definition of “Swap Transaction.”

““Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Swap Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Swap Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Swap Transaction giving rise to such Swap Obligation as of the date of determination (assuming the Swap Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Transaction as of the date of determination (assuming such Swap Transaction were to be terminated as of that date).”
“”Second Amendment Effective Date” shall mean November 13, 2024.”
““Swap Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Swap Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Transactions and (c) any and all renewals, extensions and modifications of any Swap Transactions and any and all substitutions for any Swap Transactions.”
““Swap Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.”
“”Used PTL” shall mean that certain Twelfth Amended and Restated Pre-Owned Boat Financing Program Letter, dated as of the Second Amendment Effective Date, among Agent and Dealers, as may from time to time be amended, restated, amended and restated, supplemented, or otherwise modified.”
e.    The definition of “Fixed Charge Coverage Ratio” in Section 1 of the IFA is hereby deleted in its entirety and replaced with the following:
““Fixed Charge Coverage Ratio” means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of (i) Income Tax Expense and distributions made to allow holders of equity (including holders of any warrants) to pay income taxes based on the earnings of the Person making such distributions, including, without limitation, Permitted Tax Distributions, plus (ii) all unfinanced Capital Expenditures plus (iii) Permitted TRA Payments, to (b) the sum for such period of (i) cash Interest Expense plus, (ii) required payments of principal with respect to Indebtedness consisting of borrowed money or pursuant to a writing evidencing a monetary obligation (without giving effect to any reduction to or elimination of any scheduled principal payment resulting from prepayments made after the Second Amendment Effective Date), plus (iii) preferred dividends paid in cash, plus (iv) management fees paid in cash, plus (v) payments made in respect of any subordinated debt not otherwise included in (b)(i), (b)(ii), b(iii), or b(iv) above.”

f.    Subpart (g) of the definition of “Indebtedness” in Section 1 of the IFA is hereby deleted in its entirety and replaced with the following:
“(g) all hedging obligations of such Person, including, without limitation, any Swap Obligations,”

g.    The definition of “Interest Expense” in Section 1 of the IFA is hereby deleted in its entirety and replaced with the following:
““Interest Expense” means for any period the (i) consolidated interest expense of PubCo for such period (including all imputed interest on Capital Leases) plus (ii) the net amount payable (or minus the net amount receivable) with respect to Swap Transactions during such period to the extent such net amount is allocable to such period, whether or not actually paid or received during such period.”
h.    The definition of “Loan Document” in Section 1 of the IFA is hereby deleted in its entirety and replaced with the following:
““Loan Documents” means this Agreement, any Program Terms Letter or Transaction Statement entered into pursuant to this Agreement, and all documents delivered to Agent and/or any Lender in connection with any of the foregoing, including, without limitation, any guarantees.”

i.    The definition of “Permitted Indebtedness” in Section 1 of the IFA is hereby amended by deleting the word “and” at the end of subpart (k) thereof, deleting the “.” at the end of subpart (l) thereof and replacing the same with “; and” and adding a new subpart (m) at the end of such definition as follows:
“(m)     Indebtedness incurred in respect of Swap Transactions permitted by Section 7(g) hereof.”
j.    The definition of “Permitted Acquisition” in Section 1 of the IFA is hereby deleted in its entirety and replaced with the following:
“”Permitted Acquisition” shall mean an acquisition, by any Guarantor, Dealer or any of such Guarantor’s or Dealer’s Subsidiaries of the ownership interest, or the assets, business line or division of, any other Person, which acquisition has been approved by Agent in its sole and absolute discretion.”

k.    Subpart (b) of the definition of “Total Funded Debt” in Section 1 of the IFA is hereby deleted in its entirety and replaced with the following:
“(b) hedging obligations, including, without limitation, any Swap Obligations,”
l.    Section 2(e) of the IFA is hereby deleted in its entirety and replaced with the following:
“(e)     [Reserved.]”
m.    Section 5(e) of the IFA is hereby deleted in its entirety and replaced with the following:
“(e)     “Obligations” means, collectively, all indebtedness and other obligations of any nature whatsoever of each Dealer to Agent and/or Lenders, whether such indebtedness or other obligations arise under this Agreement or any other existing or future agreement between or among Agent and any one or more Dealers and/or any one or more Lenders or otherwise, and whether for principal, interest, fees, Charges, expenses, indemnification obligations or otherwise, and whether such indebtedness or other obligations are existing, future, direct, acquired, contractual, noncontractual, joint and/or several, fixed, contingent or otherwise; provided, however, that “Obligations” shall not include any Swap Obligations or Obligations under the Credit Facility Agreement.”
n.    Section 7(c)(xi) of the IFA is hereby deleted in its entirety and replaced with the following:
“(xi)    acquire the assets or ownership interest of any other Person other than in connection with a Permitted Acquisition; provided, however, that notwithstanding anything in this Agreement to the contrary, no Permitted Acquisition shall be permitted (i) if PubCo and its Subsidiaries on a consolidated basis are not in pro forma compliance with the covenants set forth in Section 7(e) hereof before and after giving effect to such Permitted Acquisition or (ii) if any other Default or Event of Default shall exist immediately prior to or after giving effect to such Permitted Acquisition.”

o.    Section 7(e) of the IFA is hereby deleted in its entirety and replaced with the following:
“(e)    Financial Covenants. Each Dealer covenants and agrees that so long as any of the Obligations to Lenders (other than Swap Obligations) remains outstanding or the Agreement remains in effect, even if no Indebtedness to Lenders is outstanding:
    (i)    Funded Debt to EBITDA Ratio. The Dealers shall not permit the Funded Debt to EBITDA Ratio of PubCo on a consolidated basis for any Quarterly Computation Period to exceed the ratios set forth in the table below for the fiscal quarters set forth on the table below:

Fiscal Quarter	Funded Debt to EBITDA Ratio
Fiscal quarter ending September 30, 2024	4.00:1.00
Fiscal quarter ending December 31, 2024, through the fiscal quarter ending March 31, 2025	4.50:1.00
Fiscal quarter ending June 30, 2025, and each fiscal quarter thereafter	4.00:1.00
(ii)    Fixed Charge Coverage Ratio. The Dealers shall not permit the Fixed Charge Coverage Ratio of PubCo on a consolidated basis for any Quarterly Computation Period to be less than a ratio of 0.75 to 1.00.
(iii)    Minimum Liquidity. At all times, the Dealers shall not permit the Liquidity of PubCo on a consolidated basis to be less than the amounts set forth on the table below for the calendar months set forth on the table below, which Liquidity shall be tested no less frequently than as of the final day each such calendar month:

Period	Minimum Liquidity
Month ending November 30, 2024, through and including the month ending January 31, 2025	$5,000,000

Month ending February 28, 2025, through and including the month ending March 31, 2025	$7,500,000
Month ending April 30, 2025, and each month thereafter	$15,000,000
p.    Section 7 of the IFA shall be amended to add the following as subsection (g) to the end thereof:
“(g)     Swap Transactions. No Dealer shall, nor shall any Dealer permit any of its Subsidiaries to, enter into any Swap Transaction, other than Swap Transactions entered into in the ordinary course of business to hedge or mitigate risks to which such Dealer or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, each Dealer acknowledges that a Swap Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Swap Transaction under which such Dealer or any of its Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Securities or any Indebtedness, or (ii) as a result of changes in the market value of any Capital Securities) is not a Swap Transaction entered into in the ordinary course of business to hedge or mitigate risks.”

q.    Section 9(f) of the IFA is hereby deleted in its entirety and replaced with the following:
“(f)    Dealers shall deliver to Agent a weekly Inventory borrowing base certificate with supporting information required by Agent no later than Tuesday of each week (or, if such Tuesday is not a Business Day, the next succeeding Business Day) in form and substance acceptable to Agent or more frequently as may be requested by Agent from time to time.”

r.    Section 9(g) of the IFA is hereby deleted in its entirety and replaced with the following:

“(g)    On the same date Dealers deliver the financial statements required by Sections 9(a)(i), 9(a)(ii), and 9(a)(iii), Dealers shall deliver a compliance certificate in form and substance acceptable to Agent in its Permitted Discretion.”

s.    Section 9 of the IFA is hereby amended to add the following new subsection (i):
“(i)    Cash Flow Forecasts.

(i)    Prior to April 1, 2025 (or such later date as may be required by Agent to the extent PubCo and its Subsidiaries on a consolidated basis are not in compliance with the Liquidity covenant set forth in Section 7(e)(iii) hereof), Dealers shall cause to be delivered to Agent any Cash Flow Forecast (or similar document) delivered or required to be delivered to Credit Facility Agent by or on behalf of any of the Dealers or Guarantors at the same time such Cash Flow Forecasts are delivered or required to be delivered to Credit Facility Agent.

(ii)    Commencing on April 1, 2025, through the date on which the financial statements and compliance certificate required by Sections 9(a)(i), (ii) and (iii) and Section 9(g) are delivered for the fiscal quarter ending March 31, 2025 (or such later date as may be required by Agent to the extent the PubCo and its Subsidiaries on a consolidated basis are not in compliance with the Liquidity covenant set forth in Section

7(e)(iii) hereof), the Dealers shall prepare each updated Cash Flow Forecast and deliver such forecast to Agent no later than the first (1st) Business Day of each week.

(iii)    Commencing on the last day of the calendar month on which the financial statements and compliance certificate required by Sections 9(a)(i), (ii) and (iii) and Section 9(g) are delivered for the fiscal quarter ending March 31, 2025, through the date on which the financial statements and compliance certificate required by Sections 9(a)(i), (ii) and (iii) and Section 9(g) are delivered for the fiscal quarter ending June 30, 2025 (or such later date as may be required by Agent to the extent the PubCo and its Subsidiaries on a consolidated basis are not in compliance with the Liquidity covenant set forth in Section 7(e)(iii) hereof), the Dealers shall prepare each updated Cash Flow Forecast and deliver such forecasts to the Agent no later than the third (3rd) Business Day of each month.”

t.    Section 13(l) of the IFA is hereby deleted in its entirety and replaced with the following:
“(l)     a Dealer or any Guarantor fails (i) to pay when due any debt (other than a Deferred TRA Obligation), including, for the avoidance of doubt, any Swap Obligations, individually or in an aggregate committed or outstanding principal amount in excess of $1,000,000, or (ii) to perform any other obligation owed to any third party, which involves an amount in excess of $1,000,000. For purposes of determining the amount of attributed debt from Swap Obligations, the “principal amount” of any Swap Obligations at any time shall be the Net Mark-to-Market Exposure of such Swap Obligations;”

u.    Section 13 of the IFA is hereby amended by deleting the word “or” at the end of subsection (s) thereof, deleting the “.” at the end of subsection (t) thereof and replacing the same with “; or” and adding a new subsection (u) at the end of such section as follows:
“(u)    Without obtaining Agent’s prior written consent, any Dealer or Guarantor shall make any voluntary prepayment with respect to any Indebtedness or other obligation (x) the principal amount of which exceeds $1,000,000, including, without limitation, the Indebtedness under the Credit Facility Agreement; or (y) when (A) PubCo and its Subsidiaries on a consolidated basis, either before or after (or both) giving effect to such voluntary prepayment, are not in pro forma compliance with the covenants set forth in Section 7(e) hereof or (B) any other Default or Event of Default shall exist immediately prior to or after giving effect to such voluntary prepayment; provided, however, that nothing contained in this Section 13(u) shall prohibit any Dealer or Guarantor from prepaying any principal amounts under the Revolving Loan (as defined in the Credit Facility Agreement) so long as any such principal repaid shall be immediately available to reborrow as of the time such prepayment is made.”

v.    Section 21 of the IFA shall be amended to add the following as subsection (j):
“(j)    Swap Obligations. No Lender or any Affiliate of a Lender that holds any Swap Obligation shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Agreement to the contrary, no Swap Obligation of any Dealer or Guarantor shall be part of the Obligations or have the benefit of any Collateral security under the Loan Documents and the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Swap Obligations.”

4.    Ratification.
a.    Each Dealer hereby ratifies and confirms the IFA, as amended hereby, and each other Loan Document executed by such Dealer in all respects.  All terms and provisions of the Loan Documents not specifically amended by this Amendment shall remain unchanged and in full force and effect.
b.    Each Guarantor hereby (1) ratifies and confirms each of such Guarantor’s guaranty, including, without limitation, that certain (i) the Ninth Amended and Restated Collateralized Guaranty dated November 14, 2023, executed by Holdings in favor of Agent for the benefit of Lenders, (ii) the Parent Guaranty, (iii) Third Amended and Restated Collateralized Guaranty dated November 14, 2023, executed by PubCo in favor of Agent for the benefit of Lenders, (iv) Fifth Amended and Restated Guaranty dated November 14, 2023, executed by Philip Austin Singleton, Jr. in favor of Agent for the benefit of Lenders, (v) Fifth Amended and Restated Guaranty dated November 14, 2023, executed by Anthony Aisquith in favor of Agent for the benefit of Lenders, (vi) Amended and Restated Collateralized Guaranty dated November 14, 2023, executed Ocean Bio-Chem Holdings, Inc. in favor of Agent for the benefit of Lenders, (vii) Collateralized Guaranty dated November 14, 2023, executed by Ocean Bio-Chem Intermediate Holdings, Inc. in favor of Agent for the benefit of Lenders, and (viii) Amended and Restated Guaranty dated November 14, 2023. executed by Ocean Bio-Chem, LLC, Star-Brite Distributing, LLC, Kinpak, LLC, Star Brite Distributing (Canada), LLC, Odorstar Technology, LLC, Starbrite Sta-Put, LLC, Star Brite Europe, LLC, All Oceans Closings, LLC, Denison Yachting LLC and Yachting Partners in favor of Agent for the benefit of Lenders (each such guaranty referred to in clauses (i) through (viii) above, an “Existing Guaranty,” and collectively, the “Existing Guaranties”), and each other Loan Document executed by such party in all respects, (2) agrees such Existing Guaranty and each other Loan Document executed by such party shall remain in full force and effect, (3) agrees that all of Dealers’ obligations under the IFA and other Loan Documents are guaranteed by such Existing Guaranty, and (4) represents and covenants to and with Agent that such Guarantor has no defense, claim, right of recoupment, or right of offset against Agent under such Existing Guaranty.
5.    References. Each reference in the Loan Documents to the IFA shall be deemed to refer to the IFA as amended by this Amendment.
6.    Representations and Warranties. Each Dealer and Guarantor hereby represents and warrants to Agent that all representations and warranties of such Dealer and Guarantor in the IFA and the other Loan Documents are incorporated herein in full by this reference and are true and correct in all respects (if not otherwise qualified by materiality in the IFA) as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date.
7.    Conditions Precedent to Effectiveness of Amendment. This Amendment shall not be effective unless and until each of the following conditions precedent has been satisfied or waived in the sole and absolute discretion of Agent:
a.    Agent shall have received a copy of this Amendment, duly executed by Dealers and Guarantors.
b.    Agent shall have received (i) the consent, in form and substance satisfactory to Agent, of the Credit Facility Agent to this Amendment, and (ii) an executed copy of the Amendment No. 6 to Amended and Restated Credit Agreement and Waiver and Amendment No. 1 to Pledge and Security Agreement.
c.    Agent shall have received any and all fees and costs payable to Agent in connection with this Amendment, as required by each Loan Document.

d.    Agent shall have received, in form and substance satisfactory to Agent, collateralized guarantees executed and delivered by Norfolk Marine Holdings, Inc., a Delaware corporation, and the New Entities along with any other agreements, instruments, certificates, or other documents requested by Agent in its sole discretion.
e.    Agent shall have received an opinion of counsel, in form and substance satisfactory to Agent, in connection with this Amendment and the guarantees described in Section 7(d) of this Amendment.
f.    Agent shall have received evidence, in form and substance satisfactory to Agent, that the Credit Facility Agent has waived the Credit Facility Default.
g.    Agent shall have received, in form and substance satisfactory to Agent, such other agreements, instruments, certificates, and other documents requested by Agent in connection with this Amendment or the guarantees described in Section 7(d) of this Amendment.
8.    Release. In consideration of the agreements of Agent and Lenders contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor and each Dealer (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the IFA, or any of the other Loan Documents, including, without limitation, the Guaranties, or transactions thereunder or related thereto.
9.    Governing Law. This Amendment shall be governed by the internal laws of the State of Illinois without reference to the conflicts of laws principles thereof.
10.    Assignment. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their participants, successors and assigns.
11.    Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Amendment may be executed by any party to this Amendment by original signature or facsimile signature.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.
DEALERS:

LEGENDARY ASSETS & OPERATIONS, LLC,
SINGLETON ASSETS & OPERATIONS, LLC,
SOUTH FLORIDA ASSETS & OPERATIONS, LLC,
MIDWEST ASSETS & OPERATIONS, LLC,
SOUTH SHORE LAKE ERIE ASSETS & OPERATIONS, LLC,
BOSUN’S ASSETS & OPERATIONS, LLC,
YACHTING ASSETS & OPERATIONS, LLC,
CENTRAL ASSETS & OPERATIONS, LLC,
QUALITY ASSETS & OPERATIONS, LLC,
NORFOLK MARINE COMPANY, LLC,
T-H MARINE SUPPLIES, LLC,
CMC MARINE, LLC, and
INNOVATIVE PLASTICS, LLC

By:	/s/ Jack Ezzell
Name:	Jack Ezzell
Title:	Chief Financial Officer

[Signature Page to the 2nd Amendment to 8th A&R IFA]

GUARANTORS:

ONEWATER MARINE INC.,
ONE WATER MARINE HOLDINGS, LLC,
ONE WATER ASSETS & OPERATIONS, LLC,
OCEAN BIO-CHEM HOLDINGS, INC.,
OCEAN BIO-CHEM INTERMEDIATE HOLDINGS, INC.,
OCEAN BIO-CHEM, LLC,
STAR-BRITE DISTRIBUTING, LLC,
KINPAK, LLC,
STAR BRITE DISTRIBUTING (CANADA) LLC,
ODORSTAR TECHNOLOGY, LLC,
STARBRITE STA-PUT, LLC,
STAR BRITE EUROPE, LLC,
YACHTING PARTNERS,
ALL OCEANS CLOSINGS, LLC, and
DENISON YACHTING, LLC

By:	/s/ Jack Ezzell
Name:	Jack Ezzell
Title:	Chief Financial Officer

/s/ Philip Austin Singleton, Jr.	/s/ Anthony Aisquith

Philip Austin Singleton, Jr., as Guarantor	Anthony Aisquith, as Guarantor

[Signature Page to the 2nd Amendment to 8th A&R IFA]

AGENT:

WELLS FARGO COMMERCIAL DISTRIBUTION
FINANCE, LLC, as Agent and Lender

By:	/s/ Thomas Adamski
Name:	Thomas Adamski
Title:	Managing Director

[Signature Page to the 2nd Amendment to 8th A&R IFA]

SCHEDULE 1

Lender	Ratable Share	Allocation
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
Aggregate Allocations		$595,000,000.00

SCHEDULE 3
List of Dealers

DEALER NAME                    TYPE OF ENTITY             JURISDICTION
Legendary Assets & Operations, LLC        Limited Liability Company        FL
Singleton Assets & Operations, LLC        Limited Liability Company        GA
South Florida Assets & Operations, LLC        Limited Liability Company        FL
Midwest Assets & Operations, LLC        Limited Liability Company        DE
South Shore Lake Erie Assets & Operations, LLC    Limited Liability Company        DE
Bosun’s Assets & Operations, LLC        Limited Liability Company        DE
Norfolk Marine Company, LLC1            Limited Liability Company        DE
Central Assets & Operations, LLC        Limited Liability Company         DE
T-H Marine Supplies, LLC            Limited Liability Company         DE
CMC Marine, LLC                Limited Liability Company        DE
Innovative Plastics, LLC                Limited Liability Company        DE
Quality Assets & Operations, LLC        Limited Liability Company        DE
Yachting Assets & Operations, LLC        Limited Liability Company        DE

1f/k/a Norfolk Marine Company, a Virginia corporation